DIGITAL ECOSYSTEMS CORP. - UPDATES TIMING OF ACQUISITION

BELLINGHAM, WA, April 5, 2006/MARKETWIRE/ -- Digital Ecosystems Corp. (“Digital”) (OTC BB: DGEO) wishes to update the status of the timing of Digital’s proposed acquisition of the stock of GSL Energy Corporation (“GSL”).

As outlined in Digital’s news release dated February 28, 2006, pursuant to the terms of the definitive agreement with GSL dated February 10, 2006 (the “Exchange Agreement”), and subject to closing, Digital, through its acquisition of GSL, will own and operate the assets of GSL and change its business to that of GSL (the “Exchange”). The closing of the Exchange is subject to a number of conditions, including the following: (i) satisfactory completion of due diligence by both parties; and (ii) delivery of financial statements of GSL required under securities laws.

Digital and GSL have mutually agreed to enter into an amendment to the Exchange Agreement, extending the anticipated closing date to April 28, 2006. This extension was agreed to, among other reasons, in order to permit additional equity holders in GSL to have the opportunity to be included in the Exchange.

Forward-Looking Statements:

This press release contains forward-looking statements, particularly as related to, among other things, Digital’s business strategy. The words or phrases "would be", "will allow", "intends to", "may result", "are expected to", "will continue", "anticipates", "expects", "estimate", "project", "indicate", "could", "potentially", "should", "believe", "considers" or similar expressions are intended to identify "forward-looking statements." Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, and other factors that may cause Digital’s actual results, performance or achievements, or developments in its industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks, uncertainties and other factors that are detailed in Digital’s Quarterly and Annual Reports and other documents Digital files from time-to-time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. Digital cautions readers not to place undue reliance on such statements. Digital does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from Digital’s expectations and estimates.

ON BEHALF OF THE BOARD

Digital Ecosystems Corp

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Gregory L. Lyons, President

Investor Relations Contact: Brad Long 1-866-795-3436